UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2011 (December 14, 2011)

Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

7 Custom House Street, 3rd Floor, Portland, ME	04101
(Address of Principal Executive Offices)	(Zip Code)

207-619-8500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02 Unregistered Sales of Equity Securities.

In accordance with Nasdaq Listing Rule 5635(c)(4), on November 30, 2011 and on December 14, 2011, the Company granted an inducement equity award outside of the Company’s Stock Incentive Plan to each of Milam R. Pharo and Blaine K. Spies (each an “Optionee”), respectively. Each grant was approved by the Compensation, Nominating and Governance Committee of the Company’s Board of Directors (“Board”), which committee is comprised solely of independent directors, and the Board, and was granted as an inducement material to the respective employee’s entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

The grant to Mr. Pharo consisted of nonqualified options to purchase 500,000 unregistered shares of the Company’s common stock, par value $0.01 (“Shares”), with a ten year term at an exercise price equal to $1.13 per Share, the closing price of the Company’s common stock on November 30, 2011, the grant date. The Shares covered by the options shall vest as follows provided Mr. Pharo is an employee of the Company as of the vesting date: 166,666 option Shares on November 30, 2011, 166,667 option Shares on November 30, 2012, and 166,667 option Shares on November 30, 2013.

The grant to Mr. Spies consisted of nonqualified options to purchase 250,000 Shares with a ten year term at an exercise price equal to $1.07 per Share, the closing price of the Company’s common stock on December 14, 2011, the grant date. The Shares covered by the options shall vest as follows provided Mr. Spies is an employee of the Company as of the vesting date: 83,333 option Shares on December 14, 2011, 83,333 option Shares on December 14, 2012, and 83,334 option Shares on December 14, 2013.

The vesting of the options accelerates and the options become exercisable in full upon a “change of control” (as defined in the underlying award agreement) of the Company. In the event of the termination of employment of an Optionee that is for cause, the options shall terminate immediately. The term “cause” means (A) the willful refusal by an Optionee to perform proper responsibilities of the Optionee’s position with the Company, (B) a violation of law by the Optionee which adversely affects the assets, financial position or reputation of the Company or one of its subsidiaries or affiliates, or (C) a material violation by the Optionee of any code of ethics, code of conduct or similar policy maintained by the Company, or one of its or one of its subsidiaries or affiliates, from time to time. In the event of the death or Disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) of an Optionee, vested Options (unless previously terminated or exercised) may be exercised (but only to the extent exercisable as of the date of death or Disability) within the one (1) year period following the Optionee’s death or Disability, but in no event later than ten (10) years from the grant date. In the event of termination of employment of the Optionee for any reason other than termination for cause, death or Disability, vested Options (unless previously terminated or exercised) may be exercised (but only to the extent exercisable as of the date of termination) at any time until the earlier of: (1) the tenth anniversary of the grant date; or (2) twelve (12) months from the last business day of the calendar month in which the Company determines (and so informs Optionee of such determination in writing) that Optionee no longer possesses material non-public information about the Company.

The options and related Shares granted to Messrs. Pharo and Spies were privately placed pursuant to Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), and Regulation D, Rule 506 promulgated thereunder. The options are non-transferable except under limited circumstances. The Shares will be subject to the provision of Rule 144 promulgated under the Securities Act.

Item 8.01 Other Events

Company Press Release

On December 5, 2011 and December 20, 2011, the Company issued press releases announcing the inducement awards to Mr. Pharo and Mr. Spies, respectively. A copy of the Company’s press release regarding the inducement award to Mr. Pharo is filed herewith as Exhibit 99.1 and is hereby incorporated by reference. A copy of the Company’s press release regarding the inducement award to Mr. Spies is filed herewith as Exhibit 99.2 and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

The following documents are filed herewith as exhibits:

Exhibit No.	Description

99.1	Company press release dated December 5, 2011.

99.2	Company press release dated December 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

By:	/s/ J. Thomas Wilson
Name: J. Thomas Wilson
Title: President and Chief Executive Officer

Dated: December 20, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Company press release dated December 5, 2011.

99.2	Company press release dated December 20, 2011.